EXHIBIT 14.10


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                            DISCLOSURE CHARTER POLICY

I    INTRODUCTION

     A. It is the policy of the Corporation that all information released to its shareholders, the markets on which its shares are traded and the regulatory authorities for said markets be accurate and complete, and fairly represent its financial situation and the results of its operations in all material respects. All information should be disclosed on a timely basis, in accordance with the deadlines established by the applicable laws and exchange requirements.

     B. This Disclosure Charter has been adopted by the CEO and the CFO of the Corporation and ratified by the Audit Committee of the Board.

     C.   This document indicates will assist the Corporation's  Senior Officers
          in  fulfilling  their   responsibility   to  meet  the   Corporation's
          disclosure objectives.

II   DUTIES AND RESPONSIBILITIES

     The Corporate Governance Committee or a designated sub-committee thereof (herein the "Disclosure Committee") shall be responsible for the following:

     A. Design and establish disclosure controls and procedures to take reasonable steps to ensure that:

          (i) Information that the Corporation must disclose under applicable securities legislation, or equivalent regulatory bodies, is recorded, processed, summarized and reported accurately and in a timely manner; and

          (ii) Information is accumulated and communicated in a manner that allows senior management to make timely decisions regarding required disclosure.


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     B.   Review and approve the  guidelines and procedures to be distributed to appropriate management and other Corporation personnel designed to gather, on a timely basis, the information required to be disclosed in the Corporation's material public disclosures.

     C. Review and approve timelines for preparation of the Corporation's material public disclosures, which timelines shall include critical dates and deadlines during the disclosure process relating to the preparation of drafts, the circulation of drafts to appropriate
          Corporation personnel, the Corporation's independent auditors, the Audit Committee and the Board, the receipt of comments and the review of the comments by the Committee. Such timetables should allow for circulation of draft reports to the CEO, the CFO, the Audit Committee and the Board sufficiently in advance of the applicable filing deadline in order to enable such persons to review carefully the filing and discuss any questions and comments related thereto.

     D. In addition, in discharging its duties the Disclosure Committee shall have full access to all Corporation books, records, facilities, and personnel.

     E. The Disclosure Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Senior Officers for approval, and to the Audit Committee for ratification.

III  MEMBERSHIP

     A. The Disclosure Committee members are appointed by the CFO. The CFO, or designate, shall act as Chair of the Committee. The CEO is an ex-officio member of the Committee.

     B. The CFO may replace or add new members to the Disclosure Committee at any time and may, at the CFO's discretion, designate a sub-committee of a minimum of three members, one of whom must include the CFO.


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IV   MEETING FREQUENCY & ADMINISTRATION

     A. The Disclosure Committee will meet prior to the release of each of the Corporation's material public disclosures, and as necessary from time to time to evaluate the necessity of making public disclosures, and otherwise as it determines.

     B. The Chair will be responsible for scheduling and presiding over meetings, preparing agendas, and distributing minutes.

V    APPENDICES

     CEO and CFO Certification Requirements.



















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                         DISCLOSURE COMMITTEE APPENDIX A

                     CEO AND CFO CERTIFICATION REQUIREMENTS


The CEO and CFO personally certify:

1. Annual and interim filings (annual and interim Financial Statements, annual and interim Management Discussion & Analysis ("MD&A"), Annual Information Form, Form 52-110 F1, Management Information Circular) do not contain any untrue statement of material fact or omit any material facts;

2.   The financial  statements  and financial  information in annual and interim
     filings   "fairly   present"  in  all  material   respects  the  "financial
     condition", results of operations and cash flows for the relevant period;

3.   That  they  have,  or  caused  to have  designed,  effective  controls  and
     procedures  to  provide   reasonable   assurance   that  material   company
     information is made known to them;

4. That they have, or caused to have designed, effective internal controls over financial reporting to be reasonably assured of the reliability of the financial reporting and preparation of financial statements for external purposes, in accordance with GAAP;

5. That they have evaluated the effectiveness of disclosure controls and procedures and disclosed their conclusions regarding their evaluation in the annual MD & A; and

6. That they have disclosed in the annual and interim MD&A any material changes in internal control over financial reporting.

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